UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	61-1551890
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

9721 Sherrill Boulevard

Knoxville, Tennessee 37932

(Address, including zip code, of Registrant’s Principal Executive Offices)

SCRIPPS NETWORKS INTERACTIVE, INC.

2015 LONG-TERM INCENTIVE PLAN

(Full title of plan)

Cynthia L. Gibson, Esq.

Executive Vice President and Chief Legal Officer

Scripps Networks Interactive, Inc.

9721 Sherrill Boulevard

Knoxville, Tennessee 37932

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated file	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee(2)
Class A Common Shares, $.01 par value per share	8,000,000 shares	$57.69	$461,520,000	$46,475.06

(1)	Amount to be registered consists of 8,000,000 Class A Common Shares, $0.01 par value per share, of Scripps Networks Interactive, Inc. which may be issued or sold pursuant to the Scripps Networks Interactive, Inc. 2015 Long-Term Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of Class A Common Shares that may be offered or sold as a result of any adjustments by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding Class A Common Shares.
(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of a share as reported on the New York Stock Exchange on November 24, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

2. The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

3. The Company’s Current Reports on Form 8-K filed with the SEC on January 23, 2015, February 24, 2015, March 16, 2015, May 18, 2015 (one as amended by Form 8-K/A filed with the SEC on May 18, 2015), June 2, 2015, June 30, 2015, July 8, 2015 (as amended by Form 8-K/A filed with the SEC on July 9, 2015), July 9, 2015, August 24, 2015, September 3, 2015, September 21, 2015 September 28, 2015, September 30, 2015, October 21, 2015 and November 18, 2015.

4. The description of the Company’s Class A Common Shares contained in the Information Statement dated June 11, 2008 included as an exhibit to the Form 10 (File No. 001-34004) filed by the Company with the SEC pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

The Company’s articles of incorporation provide that it will indemnify, to the fullest extent authorized by Ohio law, any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, or by reason of the fact that he is or was serving, at the Company’s request, as an officer, director, employee, trustee or agent of another corporation or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company. The Company’s articles of incorporation also provide that it will pay, to the fullest extent authorized by Ohio law, expenses incurred by an officer in defending any proceeding in advance of its final disposition on the same basis as provided for directors under Ohio law. Any amendment of this provision will not reduce the indemnification obligations relating to actions taken before such amendment.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See Exhibit Index following signature page.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offered range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the first paragraph of Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, and State of Tennessee, on the 30th day of November, 2015.

SCRIPPS NETWORKS INTERACTIVE, INC.

By	/s/ Kenneth W. Lowe
Kenneth W. Lowe
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Scripps Networks Interactive, Inc., hereby severally constitute and appoint each of Kenneth W. Lowe and Cynthia L. Gibson, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below on any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either such attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth W. Lowe Kenneth W. Lowe	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director	November 30, 2015

/s/ Lori A. Hickok Lori A. Hickok	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2015

/s/ Gina L. Gianchini Gina L. Bianchini	Director	November 30, 2015

/s/ Michael R. Costa Michael R. Costa	Director	November 30, 2015

/s/ David A. Galloway David A. Galloway	Director	November 30, 2015

/s/ Donald W. Meihaus Donald W. Meihaus	Director	November 30, 2015

/s/ Jarl Mohn Jarl Mohn	Director	November 30, 2015

/s/ Richelle P. Parham Richelle P. Parham	Director	November 30, 2015

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Signature	Title	Date

/s/ Nicholas B. Paumgarten Nicholas B. Paumgarten	Director	November 30, 2015

/s/ Mary McCabe Pierce Mary McCabe Pierce	Director	November 30, 2015

/s/ Jeffrey Sagansky Jeffrey Sagansky	Director	November 30, 2015

/s/ Wesley W. Scripps Wesley W. Scripps	Director	November 30, 2015

/s/ Ronald W. Tysoe Ronald W. Tysoe	Director	November 30, 2015

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.1	Amended and Restated Articles of Incorporation of Scripps Networks Interactive, Inc. [Incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008].

4.2	Amended and Restated Code of Regulations of Scripps Networks Interactive, Inc. [Incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008].

4.3	Scripps Networks Interactive, Inc. 2015 Long-Term Incentive Plan [Incorporated herein by reference to the Appendix I to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 1, 2015].

4.4	Form of 2015 Scripps Networks Interactive, Inc. Nonqualified Stock Option Agreement.*

4.5	Form of 2015 Scripps Networks Interactive, Inc. Restricted Share Unit Agreement.*

4.6	Form of 2015 Scripps Networks Interactive, Inc. Performance-Based Restricted Share Unit Agreement.*

4.7	Form of 2015 Scripps Networks Interactive, Inc. Nonqualified Stock Option Agreement (Non-Employee Directors).*

4.8	Form of 2015 Scripps Networks Interactive, Inc. Director Restricted Share Unit Agreement.*

(5)	OPINION REGARDING LEGALITY

5.1	Opinion of Thompson Hine LLP with respect to the legality of the securities being registered*

(23)	CONSENT OF EXPERTS AND COUNSEL

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Thompson Hine LLP (contained in their opinion filed as Exhibit 5.1)*

(24)	POWERS OF ATTORNEY

24.1	Power of attorney (contained on signature page to this registration statement)*

*	Filed herewith.

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